EXHIBIT 1.3


                       DELAWARE MANAGEMENT BUSINESS TRUST

                             DEED OF BUSINESS TRUST


            THIS DEED OF BUSINESS TRUST is made as of this 16th day of September, 1996, among each of the following individuals, as Trustees, located at the address set forth opposite their respective names, for the purpose of forming a Delaware business trust in accordance with the provisions hereinafter set forth:

                   Name                             Address
                   ----                             -------

         David K. Downes                    8 Clayton Place
                                            Newtown Square, PA 19073

         George M. Chamberlain, Jr.         4 Orchard View Drive
                                            Chadds Ford, PA 19317

         John B. Fields                     908 Stuart Road
                                            Wilmington, DE 19807

(such persons and all additional or successor trustees are herein referred to as the "Trustees", or each individually a "Trustee").

            NOW, THEREFORE, the Trustees hereby direct that a Certificate of Trust be filed with the Office of the Secretary of State of the State of Delaware and do hereby declare that the Trustees will hold IN TRUST all cash, securities and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the beneficial interests in this Trust as hereinafter provided.

            1. Classification of Organization. The undersigned Trustees hereby establish and create the Delaware business trust described herein. This Deed of Business Trust is intended to create a business trust under the laws of the State of Delaware and not a partnership. This Trust shall exist subject to the provisions of the Delaware Business Trust Act, as amended (the "Act") and shall also be subject to the provisions of Chapter 95 of Title 15 of Pennsylvania Consolidated Statutes, 15 P.C.S.A. Section 9501 et seq., as a qualified foreign business trust under the laws of the Commonwealth of Pennsylvania.

            2. Name of Trust. The business trust created hereunder shall be called Delaware Management Business Trust (the "Trust").

            3. Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, with a par value of $ .01 per Share.

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The Trustees may authorize the division of Shares into separate Series and the division of Series into separate classes of Shares. The different Series shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees.

            4. Establishment and Designation of Shares. The establishment and designation of each Series of Shares shall be effective upon the execution by a majority of the Trustees, of a Declaration of Series which sets forth such establishment and designation and the relative rights and preferences of such Series. Each such Declaration of Series shall be incorporated herein by reference (and shall be deemed a part of this Declaration of Trust) upon execution. Any inconsistencies or conflict between the terms of any such Declaration of Series and this Deed of Business Trust shall be resolved in favor of such Declaration of Series.

            Shares of each Series established pursuant to this Section 4, unless otherwise provided in the Declaration of Series establishing such Series, shall have the following relative rights and preferences:

            a. Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a Series, including dividends and distributions paid by, and reinvested in, such Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series.

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Each such allocation by the Trustees shall be conclusive and binding upon the
Holders of all Series for all purposes in absence of manifest error.

            b. Liabilities Held with Respect to a Particular Series. The assets of the Trust held with respect to each Series shall be charged with the liabilities of the Trust with respect to such Series and all expenses, costs, charges and reserves attributable to such Series, and any general liabilities of the Trust which are not readily identifiable as being held in respect of a Series shall be allocated and charged by the Trustees to and among any one or more Series in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as "liabilities held with respect to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes in absence of manifest error. All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to a Series, shall look exclusively to the assets held with respect to such Series for payment of such credit, claim, or contract. In the absence of an express agreement so limiting the claims of such creditors, claimants and contracting parties, each creditor, claimant and contracting party shall be deemed nevertheless to have agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the contractual relationship.

            c. Dividends, Distributions, Redemptions, and Repurchases. No dividend or distribution including, without limitation, any distribution paid upon termination of the Trust or of any Series with respect to, or any redemption or repurchase of, the Shares of any Series shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Holder of any Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Holder has such a right or claim hereunder as a Holder of such other Series. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Holders in absence of manifest error.

            d. Voting. All Shares of the Trust entitled to vote on a matter shall vote without differentiation between the separate Series on a one-vote-per-Share basis; provided however, if a matter to be voted on affects only the interests of not all Series, then only the Holders of such affected Series shall be entitled to vote on the matter.

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            e. Equality. All the Shares of each Series shall represent an equal proportionate undivided interest in the assets held with respect to such Series (subject to the liabilities of such Series and such rights and preferences as may have been established and designated with respect to classes of Shares within such Series), and each Share of a Series shall be equal to each other Share of such Series.

            f. Combination of Series. The Trustees shall have the authority, without the approval of the Holders of any Series unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series.

            g. Elimination of Series. At any time that there are no Shares outstanding of a Series, the Trustees may abolish such Series.

            5. Appointment of Trustees.

            a. The Trustees shall be elected in the manner prescribed in the By-Laws of the Trust. The Board of Trustees shall consist of a minimum of three
(3) and a maximum of twelve (12) members.

            b. David K. Downes, George M. Chamberlain and John B. Fields are hereby appointed as the initial Trustees of the Trust under this instrument. In the event of the death, incapacity, resignation or removal of any Trustee, the vacancy shall be filled in the manner prescribed by the By-Laws of the Trust. Except as otherwise expressly indicated, each substitute or successor Trustee shall have all the powers and immunities given to the initial Trustees.

            6. Removal of Trustees; Resignation. The Trustees or any individual Trustee may be removed from office without assigning any cause by the vote of Shareholders entitled to cast at least a majority of the votes which all Shareholders are entitled to cast or by the vote of the remaining Trustees entitled to cast at least a majority of the votes which all Trustees are entitled to cast. In case the Trustees or any one or more Trustees be so removed, new Trustees may be elected at the same meeting. Any Trustee may resign as such upon written notice to the Chairman of the Board.

            7. Termination. The Trust shall have perpetual existence, except that the Trust may be terminated at any time by a vote of the Shareholders entitled to vote pursuant to this Deed of Business Trust. Upon termination of the Trust:

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                (1) The Trust shall carry on no business except for purposes of winding up its affairs;

                (2) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Deed of Business Trust shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer, or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist, in whole or in part, of securities or other property of any kind, and to discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; and

                (3) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees shall distribute the remaining Trust Property, in cash or in kind, among the Shareholders pro rata according to the number of Shares held by each.

                    After termination of the Trust and distribution to the Shareholders as herein provided, the Trustees shall execute and hold in the records of the Trust an instrument in writing setting forth the fact of such termination. The Trustees shall thereupon be discharged from all further liabilities and duties hereunder and the rights and interests of the Shareholders hereunder shall thereupon cease.

            8. Counterparts. This Deed of Business Trust may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

            9. Amendment. This Deed of Business Trust may be amended in any particular by the vote or consent of the Shareholders entitled to cast at least a majority of the votes which all Shareholders are entitled to cast or by the vote or consent of the Trustees entitled to cast at least a majority of the votes which all Trustees are entitled to cast.

            10. Governing Law. The validity, interpretation and effect of this Deed of Business Trust shall be governed exclusively by the substantive laws of the State of Delaware, without regard to laws or principles relating to conflicts of laws. If any provision of this deed of Business Trust is illegal, invalid or against public policy, the remainder of this Deed of Business Trust shall not be effected thereby and shall be enforceable without regard to such illegal, invalid or unenforceable provisions.

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            11. Controlling Document. In the event of any inconsistency between this Deed of Business Trust and the By-Laws of the Trust, this Deed of Business Trust shall control.

                                        TRUSTEES:


                                        ----------------------------------------
                                        David K. Downes


                                        ----------------------------------------
                                        George M. Chamberlain, Jr.


                                        ----------------------------------------
                                        John B. Fields

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                              CERTIFICATE OF TRUST
                                       OF
                       DELAWARE MANAGEMENT BUSINESS TRUST

                            a Delaware Business Trust


            THIS CERTIFICATE OF TRUST of DELAWARE MANAGEMENT BUSINESS TRUST (the "Trust"), dated as of this 13th day of September, 1996, is being duly executed and filed, in order to form a business trust pursuant to the Delaware Business Trust Act (the "Act"), Del. Code Ann. tit. 12, sections 3801-3819.

            1. NAME. The name of the business trust formed hereby is "DELAWARE MANAGEMENT BUSINESS TRUST."

            2. TRUSTEE IN STATE. The name of one Trustee of the Trust who is a resident of the State of Delaware is John B. Fields.

            3. LIMITATION OF LIABILITY. Pursuant to section 3804(a) of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust, established pursuant to the terms of the Deed of Business Trust of the Trust, shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

            IN WITNESS WHEREOF, the Trustees named below do hereby execute this Certificate of Trust as of the date first-above written.


                                        ----------------------------------------
                                        David K. Downes


                                        ----------------------------------------
                                        George M. Chamberlain, Jr.


                                        ----------------------------------------
                                        John B. Fields